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                                COASTCAST CORPORATION
                          COMPUTATION OF PER SHARE EARNINGS
                                     (UNAUDITED)

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
                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                      ----------------------------
                                                          1997           1996
                                                      ------------    ------------
Common stock outstanding at beginning of period          8,777,890       8,734,694
Repurchase of common stock                                      --            (700)
Exercise of options                                         16,444          26,966
                                                      ------------    ------------
Common stock outstanding at end of period                8,794,334       8,760,960
                                                      ------------    ------------

Weighted average shares outstanding                      8,784,181       8,745,558

Dilutive effect of stock options after application of
       treasury stock method                               186,850         184,254
                                                      ------------    ------------
Total                                                    8,971,031       8,929,812
                                                      ------------    ------------
                                                      ------------    ------------


Net income                                              $1,198,000      $3,518,000
                                                      ------------    ------------
                                                      ------------    ------------

Net income per common and common equivalent share       $     0.13      $     0.39
                                                        ----------      ----------
                                                        ----------      ----------


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